                                                                     EXHIBIT 3.3


                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2906463
                                                          ----------------------


                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)



           We, Douglas F. Flood                          Senior Vice President,
               -----------------------------------------,


           and W. Robert Kellegrew, Jr.                      Assistant Clerk,
               ---------------------------------------------,

           of  FTP Software, Inc.
               --------------------------------------------------------------
                                  (Exact name of corporation)


           located at 100 Brickstone Square, 5th Floor, Andover, Massachusetts
                      --------------------------------------------------------
                          (Street address of corporation in Massachusetts)

                                           01801
                                           -----

           certify that these Articles of Amendment affecting articles numbered:

           Article 3
           ------------------------------------------------------------------
                   (Number those articles 1,2,3,4,5 and/or 6 being amended)



             of the Articles of Organization were duly adopted at a meeting held on August 22, 1996, by vote of:
                     ---------    --

                                  the corporation's
             26,340,371 shares of Common Stock, $.01 par value, of 33,418,988
             ----------           -----------------------------    ----------
                                  (type, class & series, if any)

             shares outstanding,


                       shares of                            of
             ---------          ----------------------------  ---------------
                                (type, class & series, if any)

             shares outstanding, and



                       shares of                            of
             ----------         ----------------------------  ----------------
                                (type, class & series, if any)

             shares outstanding,

             being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:


The total presently authorized is:

-----------------------------------------------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                                         WITH PAR VALUE STOCKS
-----------------------------------------------------------------------------------------------------------------------
TYPE                      NUMBER OF SHARES               TYPE                    NUMBER OF SHARES            PAR VALUE
-----------------------------------------------------------------------------------------------------------------------
Common:                                                  Common:                  50,000,000                   $.01
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Preferred:                                               Preferred:                5,000,000                   $.01
-----------------------------------------------------------------------------------------------------------------------
                                                         (Junior
                                                         Preferred:                  500,000                   $.01)
-----------------------------------------------------------------------------------------------------------------------


Change the total authorized to:

-----------------------------------------------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                                         WITH PAR VALUE STOCKS
-----------------------------------------------------------------------------------------------------------------------
TYPE                      NUMBER OF SHARES               TYPE                    NUMBER OF SHARES            PAR VALUE
-----------------------------------------------------------------------------------------------------------------------
Common:                                                  Common:                 100,000,000                   $.01
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Preferred:                                               Preferred:                5,000,000                   $.01
-----------------------------------------------------------------------------------------------------------------------
                                                         (Junior
                                                         Preferred:                  500,000                   $.01)
-----------------------------------------------------------------------------------------------------------------------

            See Exhibit A attached hereto and made a part hereof.
















The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                     .
                      ------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 22nd day of August, 1996.
                                            ----        ------  ----

            /s/Douglas F. Flood                  , Senior Vice President,
------------------------------------------------


         /s/W. Robert Kellegrew, Jr.             , Assistant Clerk.
------------------------------------------------

                                   Exhibit A
                                   ---------

     Article 3 of the Restated Articles of Organization of the corporation, as amended, is amended to increase the total number of shares of Common Stock, $.01 par value, which the corporation is authorized to issue from 50,000,000 to 100,000,000.

                      THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF AMENDEMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)



   ========================================================================
   ========================================================================

   I hereby approve the within Articles of Amendment and, the filing fee in
   the amount of $              having been paid, said articles are deemed
                  -------------
   to have been filed with me this              day of
                                   ------------        -------------------
   19        .
     --------


   Effective date:
                  --------------------------------------------------------



                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                    Lisa M. McGrath, Esq.
                   -----------------------------------------

                    FTP Software, Inc.
                   ------------------------------------------

                    100 Brickstone Square, 5th Floor, Andover,
                   -------------------------------------------
                    Massachusetts 01810